EXHIBIT 4.7

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement dated as of April 11, 2006, is entered into by and among American Medical Technologies, Inc., a Delaware corporation (the “Company”), and Discus Holdings, Inc. a California corporation (the “Initial Holder”).

WHEREAS, this Agreement is being entered into in connection with the signing of that certain Put and Call Option Agreement (the “Put Call Agreement”) and the issuance of that certain Warrant to purchase common stock of the Company (the “Warrant”).

WHEREAS, pursuant to the Put Call Agreement, the Company and the Initial Holder each have the right to require the sale of Spectrum Dental, Inc., a wholly-owned subsidiary of the Initial Holder to the Company for an exercise price that may include an amount of shares of common stock of the Company.

WHEREAS, pursuant to the Warrant, the Initial Holder has the right to purchase a certain number of shares of common stock of the Company, subject to vesting requirements.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE V

DEFINITIONS

1.1           Definitions.

“Advice” shall have the meaning provided in Section 2.4 hereof.

“Agreement” means this Registration Rights Agreement, as such from time to time may be amended.

 “Common Stock” means shares of the common stock, $.04 par value per share, of the Company, and any capital stock of the Company, or any successor entity, into which such Common Stock hereafter may be changed.

“Company” shall have the meaning set forth in the introductory paragraph hereof, and shall include the issuer of any capital stock into which the Common Stock is changed.

“Effective Period” shall have the meaning provided in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Holder” means (i) the Initial Holder and (ii) any holder of Registrable Shares to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 3.8 hereof.

“Holder Affiliates” shall have the meaning provided in Section 2.6(a) hereof.

“Initial Holder” shall have the meaning set forth in the introductory paragraph hereof.

“Majority in Interest” shall mean Holders who hold a majority of the Registrable Shares.

“Material Adverse Effect” shall have the meaning provided in Section 2.2(b) hereof.

“Modified Effective Period” shall have the meaning provided in Section 2.1 hereof.

“NASD” shall have the meaning provided in Section 2.3(m) hereof.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

“Registrable Shares” means at any time (i) the Common Stock owned by the Holders and acquired pursuant to the transactions contemplated in the Put Call Agreement and the resultant Stock Purchase Agreement (the “Option Shares”) and (ii) any Shares (the “Warrant Shares”) issuable upon the exercise of the Warrant, as the number of such Shares may be adjusted from time to time pursuant to the Warrant plus any shares of Common Stock into which Warrant Shares are converted, together with any shares of Common Stock or other equity securities issued as a dividend on the Common Stock and any other shares of Common Stock or other securities distributable on, or with respect to, or in substitution for such Registrable Shares, including upon the transfer by the Initial Holder or any subsequent Holder; provided, however, that Registrable Shares shall not include any shares of Common Stock or other securities (a) the sale of which by a Holder has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (b) which have been sold pursuant to Rule 144 promulgated under the Securities Act or (c) which are eligible to be sold without restriction as contemplated by Rule 144(k).

“Registration Expenses” shall have the meaning provided in Section 2.5 hereof.

“Registration Statement” means a registration statement on Form S-1 or SB-2 or, if available, a registration statement on Form S-3 (or any successor form), that is to be filed with the SEC under the Securities Act for the purpose of registering the proposed resale and distribution of the Registrable Shares.

“Rule 144” means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” shall have the meaning provided in Section 2.5 hereof.

“Selling Holder” means any Holder who is selling Registrable Shares pursuant to a public offering registered hereunder.

“Shelf Registration” shall have the meaning provided in Section 2.1 hereof.

 “Suspension Notice” shall have the meaning provided in Section 2.4 hereof.

ARTICLE VI

REGISTRATION RIGHTS

2.1           Shelf Registration. The Company agrees that it shall file with the SEC as follows: (a) not later than April 11, 2007, a Registration Statement pursuant to Rule 415 of the Securities Act (a “Shelf Registration”) covering the offer and resale by the Holders of all the Warrant Shares and shall use its best efforts to cause the Shelf Registration to be declared effective by the SEC as soon as practicable thereafter and (b) within 120 days after the exercise of an Option under the Put Call Agreement, a Shelf Registration covering the offer and resale by the Holders of all of the Option Shares and shall use its reasonable best efforts to cause the Shelf Registration to be declared effective by the SEC as soon as practicable thereafter. Subject to Section 2.4, the Company shall be required to maintain the effectiveness of any Shelf Registration until the earlier of (i) such time as all of the Registrable Shares have been resold, (ii) such time as all of the Holders can sell all of the Registrable Shares without restriction pursuant to Rule 144(k) under the Securities Act or (iii) the three (3) year anniversary of the effective date of such Shelf Registration in the case of Option Shares and the ten year anniversary of the effective date of such Shelf Registration in the case of the Warrant Shares; provided, however, that (iii) above shall not apply if such Shelf Registration is filed on Form S-3 (the “Effective Period”); provided further, however, that if such Shelf Registration is not filed on Form S-3, then at such time as Form S-3 becomes available, the Company agrees to refile with the SEC, as soon as practicable after such time, the Shelf Registration on Form S-3, and the Company shall be required to maintain the effectiveness of such Shelf Registration on Form S-3 until the earlier of (x) such time as all of the Registrable Shares have been resold, (y) such time as all of the Holders can sell all of the Registrable Shares without restriction pursuant to Rule 144(k) under the Securities Act and (iii) above (the “Modified Effective Period”). Each Holder agrees to furnish promptly to the Company in writing all information requested by the Company for inclusion in the Registration Statement (including the intended method of disposition of the Registrable Shares held by such Holder) or required from time to time to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

2.2           Piggyback Registration.

(a)           If at any time during the Effective Period or the Modified Effective Period (as applicable) the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering of its equity securities for its own account or for the account of another Person or Persons (other than a registration statement on Form S-4 or S-8 (or any substitute form, respectively, that may be adopted by the SEC)), the Company shall give written notice of such proposed filing to the Holders at the addresses set forth in the share register of the Company as soon as reasonably practicable (but in no event less than ten (10) business days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions all or any portion of such Holder’s Registrable Shares (a “Piggyback Registration”). Each Holder will have ten (10) business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. If the Company shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Shares in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Shares for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the underwriters in connection with any Piggyback Registration.

(b)           If any Person (including the Company) requests, pursuant to Section 2.2, or in connection with similar piggyback registration rights, that Registrable Shares be included in a registration statement for an underwritten offering and the Company shall determine, based upon advice of the managing underwriter or underwriters, that the inclusion of such Registrable Shares would materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), then to the extent necessary to eliminate such Material Adverse Effect, the Company will include in such registration (i) first, (x) if the proposed offering is for a primary issuance by the Company, the shares of Common Stock that the Company proposes to sell for its own account, or (y), if the proposed offering is the result of a demand registration right held by another Person, the shares of Common Stock that such Person proposes to sell for its own account, and (ii) second, as to each Holder, only a portion of the remaining shares to be registered equal to the ratio which such Holder’s requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have requested that their shares be included in such registration statement. If as a result of the provisions of this Section 2.2(b) any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement prior to its effectiveness.

(c)           No Holder may participate in any Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Company, (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements or otherwise in connection with such Piggyback Registration, and (z) agrees to pay its pro-rata share of all Selling Expenses (including all fees and expenses of its own counsel if any), provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder, (ii) such Holder’s ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, (iii) such Holder’s power and authority to effect such transfer and its intended method of distribution, and (iv) such matters pertaining to compliance with securities laws and other applicable laws and governmental rules and regulations, if any, as may be reasonably requested; provided further, however, that the obligation of any such Holder to indemnify pursuant to any such underwriting arrangements shall be individual as to itself, not joint, among such Holders selling securities, and the liability of each such Holder will be in proportion to (in the case where more than one Holder is liable), and provided further that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.

2.3           Registration Procedures. In connection with any registrations of Registrable Shares pursuant to Sections 2.1 or 2.2 hereof (subject to Section 2.2(a)), the Company will:

(a)           prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to the Registrable Shares included therein and, except as otherwise provided in Section 2.1, use its reasonable efforts to cause such registration statement to become effective;

(b)           prepare and file with the SEC such amendments, post-effective amendments, and supplements to the registration statements and the prospectuses used in connection therewith as may be necessary to keep the registration statements effective for, in the case of the Shelf Registration, the Effective Period or the

Modified Effective Period (as applicable) and, in the case of a Piggyback Registration, such period as may be specified by the underwriting agreement;

(c)           comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statements during such periods in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statements;

(d)           furnish to each Holder of Registrable Shares, and, if applicable, each underwriter of securities being registered, such number of copies of the registration statements, each amendment and supplement thereto, the prospectus included in the registration statements (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder (it being understood that, subject to Section 2.4 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto (in each case in the form filed by the Company pursuant to the Securities Act and delivered to such Holder for distribution) by each Holder and, if applicable, each underwriter, in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e)           use reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders or, if applicable, the managing underwriter, reasonably request to the extent such registration or qualification is required; use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statements are required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction;

(f)            promptly notify each Holder and, if applicable, each underwriter, and (if requested by any such Person(s)) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue in any material respect or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and subject to Section 2.4, as soon as practicable thereafter, prepare and file with the SEC (and deliver such filing to each Holder) and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)           make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(h)           promptly incorporate in a prospectus supplement or post-effective amendment in connection with the Shelf Registration such information as any Holder reasonably requests to be included therein (including without limitation the naming of additional Holders therein and specifying the number of Registrable Shares held by each such Holder), and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i)            cooperate with the Holders and, if applicable, the underwriters, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(j)            to the extent provided to the Company or the underwriters, furnish to each Holder a signed counterpart of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders or managing underwriter reasonably requests;

(k)           use its best efforts to cause the Registrable Shares included in the Shelf Registration, and use all its reasonable best efforts to cause the Registrable Shares included in any other registration statement, to be (i) listed on each securities exchange, if any, on which securities of the same class issued by the Company are then listed, or (ii) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq Stock Market if the securities of the same class of the Company as the Registrable Shares are so authorized;

(l)            provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

(m)          cooperate with each Holder and, if applicable, each underwriter, participating in the disposition of such Registrable Shares and their respective counsel in all reasonable respects in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”);

(n)           during the period when the prospectus is required to be delivered under the Securities Act, file within the required time periods all documents required to be filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(o)           notify each Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

(p)           advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.4           Suspension of Dispositions; Holdback Agreements.

(a)           Each Holder agrees that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.3(f)(iii) (and such event is not otherwise attributable to a matter that is contemplated by Section 2.4(b)), such Holder will forthwith discontinue disposition of Registrable Shares pursuant to any prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are necessary to render the Advice as soon as practicable.

(b)           At any time, the Company may suspend sales under the Shelf Registration and refuse to permit any Holder to resell any Registrable Shares pursuant to the Shelf Registration if suspension of the sale of the Registrable Shares under the Shelf Registration is deemed necessary by the Company, in its good faith judgment, as a result of the existence of a matter that the Company has determined would not be in the best interest of the Company to disclose at such time or a material fact the disclosure of which would have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, securities offering or other significant transaction. In such an event, the Company shall provide written notice to the Holders of any such suspension promptly after the Company makes such determination, and each Holder agrees to keep the fact of its receipt of such notice confidential if requested by the Company in such notice. Notwithstanding the foregoing, (1) the Company shall only be entitled to exercise its right to suspend sales under the Shelf Registration pursuant to the second immediately preceding sentence two (2) times in any 12-month period following the effective date of the Shelf Registration, (2) in no event may any one period for which sales are suspended under the Shelf Registration pursuant to the second immediately preceding sentence exceed sixty (60) consecutive days, and (3) in no event shall the aggregate number of days for which sales are suspended under the Shelf Registration in any 12-month period following the effective date of the Shelf Registration pursuant to the second immediately preceding sentence exceed ninety (90). In addition to the foregoing, the Company may suspend resales under the Shelf Registration at any time and from time to time to the extent deemed necessary by the Company, in its sole discretion, in connection with the filing of a post-effective amendment to the Registration Statement for the purpose of including information contained in any report or statement filed or to be filed by the Company under the Exchange Act (provided that in no event shall the period of such suspension (i) begin prior to the filing date and (ii) end later than the effective date, in each case, of such post-effective amendment). The Company agrees to use its reasonable best efforts to cause any such amendment to be declared effective as promptly as practicable and to promptly notify the Holders following such time as the Company has been advised by the SEC that it has declared such amendment effective. Each Holder hereby covenants and agrees that it will not dispose of any Registrable Shares pursuant to the Shelf Registration during the periods for which sales under the Shelf Registration have been suspended as set forth in this Section 2.4(b) or until such earlier time as the Company shall have notified the Holders in writing that sales may resume under the Shelf Registration.

(c)           In connection with any underwritten offering of Registrable Shares made during the Effective Period or the Modified Effective Period (as applicable), each Holder hereby agrees, at the request of the underwriters, to enter into a customary holdback agreement with respect to such Holder’s Registrable Shares, provided, however, that the terms of such holdback agreement shall be no less favorable than any holdback agreement executed by any other holders of securities of the Company in connection with such underwritten offering.

2.5           Registration Expenses. Any expenses incident to the Company’s performance of or compliance with this Agreement, which may include without limitation (i) all registration and filing fees, (ii) all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), (iv) rating agency fees, (v) printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder), (vi) reasonable messenger and delivery expenses, (vii) the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with any listing of the Registrable Shares, (ix) fees and expenses of counsel for the Company and its independent certified public accountants, (x) securities acts liability insurance (if the Company elects to obtain such insurance), (xi) the fees and expenses of any special experts retained by the Company in connection with such registration, and (xii) the fees and expenses of other Persons retained by the Company (“Registration Expenses”) will be borne by the Company; provided that in no event shall Registration Expenses include any underwriting fees, discounts or commissions, selling fees or commissions, transfer taxes or the fees and expenses of counsel for any Holder or for the Holders (collectively, “Selling Expenses”).

2.6           Indemnification.

(a)           The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder, and each of its employees, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Holder Affiliates”) (i) against any and all losses, claims, damages, liabilities, and expenses, joint or individual (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim except as limited by Section 2.6(c), based upon, arising out of or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (effected with the Company’s consent) of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably inclined in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under clause (i) or (ii) above; except insofar as the same are made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder or any Holder Affiliate expressly for use in the preparation of any registration statement or any amendment thereof, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto. The reimbursements required by this Section 2.6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b)           In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such Holder will indemnify and reimburse the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, any legal or other expenses) reasonably incurred in connection with defending or investigating any such claim except as limited by Section 2.6(c), based upon, arising out of or resulting from my untrue statement or alleged untrue statement of a material fact contained in the registration statement or any amendment thereof, prospectus, or any preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such Holder or any of its Holder Affiliates specifically for use in the preparation of the registration statement or any amendment thereof, prospectus, or any preliminary prospectus relating to the offer and sale of Registrable Shares, or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be individual as to each Holder, not joint, among such Holders, and the liability of each such Holder will be in proportion to (in the case where more than one Holder is liable), and provided further that such liability will be limited to, the net amount received by such Holder from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is materially prejudiced thereby, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party) and (ii) unless such indemnified party has been advised by counsel in writing that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party has expressly agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to timely assume the defense of such claim and employ counsel reasonably satisfactory to such Person, (C) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel in writing that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such indemnified party, or (D) the indemnified party’s counsel shall have advised the indemnified party that there are defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party and that the indemnifying party is not able to assert on behalf of or in the name of the indemnified party (in which case of either (A), (B), (C) or (D), if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, (in which case of either (C) or (D)), the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party but shall have the right to participate through its own counsel). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing (such consent not to be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party shall have been advised by counsel in writing that a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)           Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.6(a) or Section 2.6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then (i) each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.6(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.6(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.6(d) to contribute shall be individual in proportion to the amount of Registrable Shares registered by them and not joint.

If sufficient indemnification is available under this Section 2.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.6(a) and Section 2.6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.6(d).

(e)           The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of the termination of this Agreement or any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

(f)            The obligations of the parties under this Section 2.6 shall be in addition to my liability which any party may otherwise have to any other party.

ARTICLE VII

MISCELLANEOUS

3.1           Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

American Medical Technologies, Inc. 5655 Bear Lane Corpus Christi, Texas 78405 Attention: Roger W. Dartt, President and Chief Executive Officer Telephone: (361) 289-1145 Telecopier: (361) 289-5554

with copies to:

Page, Murphree, Byerly & Hansen Two Riverway, Suite 1700 Houston, TX 77056 Attention: James Hansen, Esq. Telephone: 713-877-8200 Telecopier:

If to the Initial Holder, to:

Discus Holdings, Inc. 8550 Higher Street Culver City, CA 90232
Attention: Kenneth L. Rosenblood, Chief Operating Officer Telephone: (310) 845-8200 Telecopier: (310) 845-1513

with copies to:

Manatt, Phelps & Phillips, LLP
11355 West Olympic Blvd.
Los Angeles, CA 90064
Attention: Harold Reichwald, Esq.
Telephone: (310) 312-4000
Telecopier: (310) 312-4224

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

7.1           Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

7.2           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

7.3           Governing Law. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7.4           Duplicate Originals. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

7.5           Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws in effect during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms of such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

7.6           No Waivers; Amendments.

3.7.1        No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity.

3.7.2        Any provision of this Agreement may be amended, waived or modified; provided that such amendment, waiver or modification is in writing and is signed by the Company and a Majority in Interest; and provided further, that any amendment, waiver, or modification of this Agreement that (a) adversely affects a Holder’s rights hereunder or (b) increases a Holder’s obligations, liabilities or duties hereunder, shall require such Holder’s written approval.

7.7           Assignment of Registration Rights. Each Holder may assign all or any part of its rights under this Agreement to any other Holder to whom such Holder sells, transfers or assigns such Registrable Shares. Any such assignee of Registrable Shares shall agree in writing to be bound by the terms of this Agreement to the same extent as each Holder is so bound. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Shares to another Holder, the Holder shall also retain his rights with respect to its remaining Registrable Shares.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed by their duly authorized representatives, on the date first written above.

AMERICAN MEDICAL TECHNOLOGIES, INC.

By:	/s/ Roger W. Dartt
Name: Roger W. Dartt
Title: President and Chief Executive Officer

DISCUS HOLDINGS, INC.

By:	/s/ Kenneth L. Rosenblood
Name: Kenneth L. Rosenblood
Title: Chief Operating Officer